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                                                                      Exhibit 21
                                                                      ----------

                        Homestead Village Incorporated
                    List of Subsidiaries of the Registrant

Name of Entity                                      Jurisdiction of Organization
--------------                                      ----------------------------

Homestead Village Management Incorporated           Delaware
Atlantic Homestead Village (1) Incorporated         Maryland
Atlantic Homestead Village (2) Incorporated         Maryland
Atlantic Homestead Village Limited Partnership
 (a partnership owned by Atlantic Homestead
 Village (1) Incorporated and by Atlantic
 Homestead Village (2) Incorporated)                Delaware
PTR Homestead Village (1) Incorporated              Maryland
PTR Homestead Village (2) Incorporated              Maryland
PTR Homestead Village Limited Partnership
 (a partnership owned by PTR Homestead Village
 (1) Incorporated and by PTR Homestead Village
 (2) Incorporated)                                  Maryland
Homestead Alabama Incorporated                      Alabama
Missouri Homestead Village Incorporated             Maryland
K.C. Homestead Village Redevelopment Corporation    Missouri
BTW Incorporated                                    Delaware
BTW II Incorporated                                 Delaware